                                     BYLAWS

                                       OF

                             SUN MICROSYSTEMS, INC.


                        (As adopted on December 14, 1990
                      and amended as of September 1, 1999)

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----
ARTICLE I - CORPORATE OFFICES..........................................     5
     1.1   REGISTERED OFFICE...........................................     5
     1.2   OTHER OFFICES...............................................     5
ARTICLE II - STOCKHOLDERS..............................................     5
     2.1   PLACE OF MEETINGS...........................................     5
     2.2   ANNUAL MEETING..............................................     5
     2.3   SPECIAL MEETING.............................................     6
     2.4   NOTICE OF STOCKHOLDERS' MEETINGS............................     7
     2.5   MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE................     7
     2.6   QUORUM......................................................     7
     2.7   ADJOURNED MEETING; NOTICE...................................     8
     2.8   CONDUCT OF BUSINESS.........................................     8
     2.9   WAIVER OF NOTICE............................................     8
     2.10  STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A
           MEETING.....................................................     8
     2.11  RECORD DATE FOR STOCKHOLDER NOTICE; VOTING; GIVING
           CONSENTS....................................................     9
     2.12  VOTING......................................................    10
     2.13  PROXIES.....................................................    10
     2.14  LIST OF STOCKHOLDERS ENTITLED TO VOTE.......................    11
     2.15  INSPECTORS OF ELECTION......................................    11
ARTICLE III - DIRECTORS................................................    11
     3.1   POWERS......................................................    11
     3.2   NUMBER OF DIRECTORS.........................................    11
     3.3   ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS.....    12
     3.4   RESIGNATION AND VACANCIES...................................    12
     3.5   PLACE OF MEETINGS; MEETINGS BY TELEPHONE....................    13
     3.6   REGULAR MEETINGS............................................    13
     3.7   SPECIAL MEETINGS; NOTICE....................................    14
     3.8   QUORUM......................................................    14
     3.9   WAIVER OF NOTICE............................................    14
     3.10  CONDUCT OF BUSINESS.........................................    14
     3.11  BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING...........    14
     3.12  FEES AND COMPENSATION OF DIRECTORS..........................    15
     3.13  APPROVAL OF LOANS TO OFFICERS...............................    15
     3.14  REMOVAL OF DIRECTORS........................................    15
ARTICLE IV - COMMITTEES................................................    15
     4.1   COMMITTEES OF DIRECTORS.....................................    15

     4.2   COMMITTEE MINUTES...........................................    16
     4.3   MEETINGS AND ACTION OF COMMITTEES...........................    16
ARTICLE V - OFFICERS...................................................    16
     5.1   GENERAL MATTERS.............................................    16
     5.2   APPOINTMENT OF OFFICERS.....................................    17
     5.3   SUBORDINATE OFFICERS........................................    17
     5.4   REMOVAL AND RESIGNATION OF OFFICERS.........................    17
     5.5   VACANCIES IN OFFICES........................................    17
     5.6   CHAIRMAN OF THE BOARD.......................................    17
     5.7   CHIEF EXECUTIVE OFFICER.....................................    17
     5.8   PRESIDENT...................................................    18
     5.9   VICE PRESIDENTS.............................................    18
     5.10  SECRETARY...................................................    18
     5.11  CHIEF FINANCIAL OFFICER.....................................    18
     5.12  REPRESENTATION OF SHARES OF OTHER CORPORATIONS..............    19
     5.13  AUTHORITY AND DUTIES OF OFFICERS............................    19
ARTICLE VI - INDEMNITY.................................................    19
     6.1   THIRD PARTY ACTIONS.........................................    19
     6.2   ACTIONS BY OR IN THE RIGHT OF THE CORPORATION...............    19
     6.3   SUCCESSFUL DEFENSE..........................................    20
     6.4   DETERMINATION OF CONDUCT....................................    20
     6.5   PAYMENT OF EXPENSES IN ADVANCE..............................    20
     6.6   INDEMNITY NOT EXCLUSIVE.....................................    20
     6.7   INSURANCE INDEMNIFICATION...................................    20
     6.8   THE CORPORATION.............................................    21
     6.9   EMPLOYEE BENEFIT PLANS......................................    21
     6.10  INDEMNITY FUND..............................................    21
     6.11  INDEMNIFICATION OF OTHER PERSONS............................    21
     6.12  SAVINGS CLAUSE..............................................    21
     6.13  CONTINUATION OF INDEMNIFICATION AND ADVANCEMENT OF
           EXPENSES....................................................    22
ARTICLE VII - RECORDS AND REPORTS......................................    22
     7.1   MAINTENANCE AND INSPECTION OF RECORDS.......................    22
     7.2   INSPECTION BY DIRECTORS.....................................    22
     7.3   ANNUAL STATEMENT TO STOCKHOLDERS............................    22
ARTICLE VIII - GENERAL MATTERS.........................................    23
     8.1   CHECKS......................................................    23
     8.2   EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS............    23
     8.3   STOCK CERTIFICATES; PARTLY PAID SHARES......................    23
     8.4   SPECIAL DESIGNATION ON CERTIFICATES.........................    23
     8.5   LOST CERTIFICATES...........................................    24

     8.6   CONSTRUCTION; DEFINITIONS..................................     24
     8.7   DIVIDENDS..................................................     24
     8.8   FISCAL YEAR................................................     24
     8.9   SEAL.......................................................     24
     8.10  TRANSFER OF STOCK..........................................     24
     8.11  STOCK TRANSFER AGREEMENTS..................................     25
     8.12  REGISTERED STOCKHOLDERS....................................     25
     8.13  NOTICES....................................................     25
ARTICLE I - AMENDMENTS................................................     25

                                     BYLAWS
                                       OF
                             SUN MICROSYSTEMS, INC.


                                    ARTICLE I
                                CORPORATE OFFICES

      1.1   REGISTERED OFFICE

            The registered office of the corporation shall be in the City of Wilmington, County of New Castle, State of Delaware. The name of the registered agent of the corporation at such location is The Corporation Trust Company.

      1.2   OTHER OFFICES

      The board of directors may at any time establish other offices at any place or places where the corporation is qualified to do business.

                                   ARTICLE II
                                  STOCKHOLDERS

      2.1   PLACE OF MEETINGS

      Meetings of stockholders shall be held at any place, within or outside the State of Delaware, designated by the board of directors. In the absence of any such designation, stockholders' meetings shall be held at the registered office of the corporation.

      2.2   ANNUAL MEETING

      The annual meeting of the stockholders of this corporation shall be held each year on a date and at a time designated by the board of directors. At the meeting, directors shall be elected and any other proper business may be transacted. Nominations of persons for election to the board of directors of the corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the corporation's notice of meeting, (b) by or at the direction of the board of directors or (c) by any stockholder of the corporation who was a stockholder of record at the time of giving of notice provided for in these Bylaws, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Bylaw.

      For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of the preceding sentence, the stockholder must have given timely notice thereof in writing to the secretary of the corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder proposal to be presented at an annual meeting must be delivered to the secretary of the corporation at the corporation's principal executive offices not less than 60 or more than 90 calendar days prior to the first anniversary of the date that the corporation first mailed its proxy statement to stockholders in connection with the previous year's annual meeting of stockholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 calendar days from the first anniversary date of the previous year's annual meeting, notice by the stockholder to be timely must be received no later than the close of business on the tenth day following the day on which public announcement of the date of such annual meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of director in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (or any successor thereto) (the "Exchange Act") and Rule 14a-11 thereunder (or any successor thereto) (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the corporation's books, and such beneficial owner, and (ii) the class and number of shares for the corporation which are owned beneficially and of record by such stockholder and such beneficial owner. Notwithstanding any provision herein to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 2.2. For purposes of Section 2.2 and 3.3 of these Bylaws "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

      2.3   SPECIAL MEETING

      A special meeting of the stockholders may be called at any time by the board of directors, or by the chairman of the board, or by any executive officer of the corporation, or by one or more stockholders holding shares in the aggregate entitled to cast not less than ten percent of the votes at that meeting.

      If a special meeting is called by any person or persons other than the board of directors, the request shall be in writing to the secretary of the corporation, and shall set forth (a) as to each person whom such person or persons propose to nominate for election or reelection as a director at such meeting all information relating to such proposed nominee that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (or any successor thereto) and Rule 14a-11 thereunder (or any successor thereto)(including such proposed nominee's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business to be taken the meeting, a brief description of such business, the reasons for conducting such business and any material interest in such business of the person or persons calling such meeting and the beneficial owners, if any, on whose behalf such meeting is called; and (c) as to the person or persons calling such meeting and the beneficial owners, if any, on whose behalf the meeting is called
(i) the name and address of such persons, as they appear on the corporation's books, and of such beneficial owners, and (ii) the class and number of shares of the corporation which are owned beneficially and of record by such persons and such beneficial owners. No business may be transacted at such special meeting otherwise than specified in such notice or by or at the direction of the corporation's board of directors. The corporation's secretary shall cause notice to be promptly given to the stockholders entitled to vote, in accordance with the provisions of Sections 2.4 and 2.5, that a meeting will be held at the time reasonably requested by the person or persons who called the meeting, not less than 60 nor more than 90 days after the receipt of the request. If the notice is not given within 20 days after the receipt of a valid request, the person or persons requesting the meeting may give the notice. Nothing contained in this paragraph 2.3 shall be construed as limiting, fixing or affecting the time when a meeting of stockholders called by action of the board of directors may be held.

      Only such business shall be conducted at a special meeting of stockholders called by action of the board of directors as shall have been brought before the meeting pursuant to the corporation's notice of meeting.

      This Section 2.3 may not be amended to eliminate the right of one or more stockholders holding shares in the aggregate entitled to cast not less than ten percent of the votes at a special meeting of stockholders to call such a special meeting of stockholders, unless holders of at least seventy-five percent of the shares entitled to vote thereon approve such an amendment.

      2.4   NOTICE OF STOCKHOLDERS' MEETINGS

      All notices of meetings with stockholders shall be in writing and shall be sent or otherwise given in accordance with Section 2.5 of these Bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the General Corporation Law of Delaware or the certificate of incorporation of the corporation). The notice shall specify the place, date, and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

      2.5   MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE

      Written notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation. An affidavit of the secretary or an assistant secretary or of the transfer agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

      2.6   QUORUM

      At any meeting of the stockholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law. Where a separate vote by a class or classes is required, a majority of the shares of such class or classes entitled to take action with respect to that vote on that matter, present in person or by proxy, shall constitute a quorum. If a quorum shall fail to attend any meeting, the chairman of the meeting may adjourn the meeting to another place, date or time.

      If a notice of any adjourned special meeting of stockholders is sent to all stockholders entitled to vote thereat, stating that it will be held with those present constituting a quorum, those present at such adjourned meeting shall constitute a quorum, and all matters shall be determined by a majority of the votes cast at such meeting, except as otherwise required by law.

      2.7   ADJOURNED MEETING; NOTICE

      When a meeting is adjourned to another time or place, unless these Bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

      2.8   CONDUCT OF BUSINESS

      Such person as the board of directors may have designated or, in the absence of such a person, any executive officer of the corporation, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the secretary of the corporation, the secretary of the meeting shall be such person as the chairman appoints. The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him in order. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

      2.9   WAIVER OF NOTICE

      Whenever notice is required to be given under any provision of the General Corporation Law of Delaware or of the certificate of incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice unless so required by the certificate of incorporation or these Bylaws.

      2.10  STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING

      Any action required or able to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice, and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation at its registered office in Delaware, its principal place of business, or to an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery to the corporation's registered office shall be made by hand or by certified or registered mail, return receipt requested.

      Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the date the earliest dated consent is delivered to the corporation, a written consent or consents signed by a sufficient number of holders to take action are delivered to the corporation in the manner prescribed in the first paragraph of this section.

      Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. If the action which is consented to is such as would have required the filing of a certificate under any section of the General Corporation Law of Delaware if such action had been voted on by stockholders at a meeting thereof, then the certificate filed under such section shall state, in lieu of any statement required by such section concerning any vote of stockholders, that written notice and written consent have been given as provided in Section 228 of the General Corporation Law of Delaware.

      2.11  RECORD DATE FOR STOCKHOLDER NOTICE; VOTING; GIVING CONSENTS

      In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

      If the board of directors does not so fix a record date:

      (i) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

      (ii) The record date for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

      In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall neither precede nor be more than ten (10) days after the date upon which such resolution is adopted by the board of directors. Any stockholder of record seeking to have the stockholders authorize or take action by written consent shall, by written notice to the secretary, request the board of directors to fix a record date. The board of directors shall promptly, but in all events within ten (10) days after the date on which such noticed is received, adopt a resolution fixing the record date.

      If the board of directors has not fixed a record date within such time, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in the manner prescribed in the first paragraph of Section 2.10 of these Bylaws. If the board of directors has not fixed a record date within such time and prior action by the board of directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the board of directors adopts the resolution taking such prior action.

      A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

      2.12  VOTING

      The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.11 of these Bylaws, subject to the provisions of Sections 217 and 218 of the General Corporation Law of Delaware (relating to voting rights of fiduciaries, pledgors and joint owners of stock and to voting trusts and other voting agreements).

      Each stockholder shall have one (1) vote for every share of stock entitled to vote that is registered in his or her name on the record date for the meeting (as determined in accordance with Section 2.11 of these Bylaws), except as otherwise provided herein or required by law.

      At a stockholders' meeting at which directors are to be elected, each stockholder shall be entitled to cumulate votes (i.e., cast for any candidate a number of votes greater than the number of votes which such stockholder normally is entitled to cast) if the candidates' names have been properly placed in nomination (in accordance with these Bylaws) prior to commencement of the voting and the stockholder requesting cumulative voting has given notice prior to commencement of the voting of the stockholder's intention to cumulate votes. If cumulative voting is properly requested, each holder of stock, or of any class or classes or of a series or series thereof, who elects to cumulate votes shall be entitled to as many votes as equals the number of votes which (absent this provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected by him, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them, as he may see fit.

      Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law or provided herein, all other matters shall be determined by a majority of the votes cast affirmatively or negatively.

      2.13  PROXIES

      Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by a written or electronic proxy, filed in accordance with the procedure established for the meeting or taking of action in writing, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Section 2.13 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. An electronic proxy (which may be transmitted via telephone, e-mail, the Internet or such other electronic means as the Board of Directors may determine from time to time) shall be deemed executed if the Company receives an appropriate electronic transmission from the stockholder or the stockholder's attorney-in-fact along with a pass code or other indentifier which reasonably establishes the stockholder or the stockholder's attorney-in-fact as the sender of such transmission. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(c) of the General Corporation Law of Delaware.

      2.14  LIST OF STOCKHOLDERS ENTITLED TO VOTE

      The officer who has charge of the stock ledger of a corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

      2.15  INSPECTORS OF ELECTION

      The corporation may, and to the extent required by law, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

                                  ARTICLE III
                                   DIRECTORS

      3.1   POWERS

      Subject to the provisions of the General Corporation Law of Delaware and any limitations in the Certificate of Incorporation or these Bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

      3.2   NUMBER OF DIRECTORS

         The number of directors of the corporation shall be no less than five
(5) or more than nine (9). The exact number of directors shall be seven (7), until changed, within the limits specified above, by a Bylaw amending this
Section 3.2, duly adopted by the board of directors or by the shareholders. The indefinite number of directors may be changed, or a definite number fixed without provision for an indefinite number, by an adopted amendment to this Bylaw duly adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that an amendment reducing the number or the minimum number of directors to a number less than five (5) cannot be adopted if the votes cast against its adoption at a meeting of the shareholders, or the shares not consenting in the case of action by written consent, are equal to more than sixteen and two-thirds percent (16-2/3%) of the outstanding shares entitled to vote thereon. No amendment may change the stated maximum number of authorized directors to a number greater than two (2) times the stated number of directors minus one (1).

      No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires.

      3.3   ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS

      Except as provided in Section 3.4 of these Bylaws, directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting. Directors need not be stockholders unless so required by the certificate of incorporation or these Bylaws, wherein other qualifications for directors may be prescribed. Each director, including a director elected to fill a vacancy, shall hold office until his successor is elected and qualified or until his earlier resignation or removal.

      Nominations for election to the board of directors of the corporation at an annual meeting of stockholders may be made by the board or on behalf of the board by a nominating committee appointed by the board, or by any stockholder of the corporation entitled to vote for the election of directors at such meeting. Such nominations, other than those made by or on behalf of the board, shall be made by notice in writing received by the secretary of the corporation at the corporation's principal executive offices not less than 60 or more than 90 calendar days prior to the first anniversary of the date that the corporation first mailed its proxy statement to stockholders in connection with the previous year's annual meeting of stockholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 calendar days from the first anniversary date of the previous year's annual meeting, notice by the stockholder to be timely must be received no later than the close of business on the tenth day following the day on which public announcement (as defined in Section 2.2) of the date of such annual meeting is first made. Such notice shall set forth as to each proposed nominee who is not an incumbent director (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of such nominee, (iii) the number of shares of stock of the corporation beneficially owned by each such nominee and by the nominating stockholder, and (iv) any other information concerning the nominee that must be disclosed of nominees in proxy solicitations pursuant to Regulation 14A under the Securities Exchange Act of 1934.

      The chairman of the annual meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure. If such determination and declaration is made, the defective nomination shall be disregarded.

      3.4   RESIGNATION AND VACANCIES

      Any director may resign at any time upon written notice to the attention of the Secretary of the corporation. When one or more directors so resigns and the resignation is effective at a future date, only a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section in the filling of other vacancies.

      Unless otherwise provided in the certificate of incorporation or these
Bylaws:

      (i) Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

      (ii) Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the certificate of incorporation, vacancies and newly created directorships of such class or classes or series may be filled only by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

      If at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the certificate of incorporation or these Bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the General Corporation Law of Delaware.

      If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the whole board (as constituted immediately prior to any such increase), then the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten (10) percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of Section

211 of the General Corporation Law of Delaware as far as applicable.

      3.5   PLACE OF MEETINGS; MEETINGS BY TELEPHONE

      The board of directors of the corporation may hold meetings, both regular and special, either within or outside the State of Delaware.

      Unless otherwise restricted by the certificate of incorporation or these Bylaws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

      3.6   REGULAR MEETINGS

      Regular meetings of the board of directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the board of directors and publicized among all directors. A notice of each regular meeting shall not be required.

      3.7   SPECIAL MEETINGS; NOTICE

      Special meetings of the board of directors for any purpose or purposes may be called at any time by any executive officer of the corporation, or by one-third of the directors then in office (rounded up to the nearest whole number) and shall be held at a place, on a date and at a time as such officer or such directors shall fix. Notice of the place, date and time of special meetings, unless waived, shall be given to each director by mailing written notice not less than two (2) days before the meeting or by sending a facsimile transmission of the same not less than two (2) hours before the time of the holding of the meeting. If the circumstances warrant, notice may also be given personally or by telephone not less than two (2) hours before the time of the holding of the meeting. Oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

      3.8   QUORUM

      At all meetings of the board of directors, a majority of the authorized number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum is not present at any meeting of the board of directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

      A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

      3.9   WAIVER OF NOTICE

      Whenever notice is required to be given under any provision of the General Corporation Law of Delaware or of the certificate of incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice unless so required by the certificate of incorporation or these Bylaws.

      3.10  CONDUCT OF BUSINESS

      At any meeting of the board of directors, business shall be transacted in such order and manner as the board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law.

      3.11  BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING

      Unless otherwise restricted by the certificate of incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the board or committee.

      3.12  FEES AND COMPENSATION OF DIRECTORS

      Unless otherwise restricted by the certificate of incorporation or these Bylaws, the board of directors shall have the authority to fix the compensation of directors.

      3.13  APPROVAL OF LOANS TO OFFICERS

      The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiary, including any officer or employee who is a director of the corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest and may be unsecured, or secured in such manner as the board of directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in this section contained shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

      3.14  REMOVAL OF DIRECTORS

      Unless otherwise restricted by statute, by the certificate of incorporation or by these Bylaws, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors; provided, however, that, so long as shareholders of the corporation are entitled to cumulative voting, if less than the entire board is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors.

      No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director's term of office.

                                   ARTICLE IV
                                   COMMITTEES

      4.1   COMMITTEES OF DIRECTORS

      The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, with each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors or in the Bylaws of the corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) amend the certificate of incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the board of directors as provided in Section 151(a) of the General Corporation Law of Delaware, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), (ii) adopt an agreement of merger or consolidation under Sections 251 or 252 of the General Corporation Law of Delaware, (iii) recommend to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, (iv) recommend to the stockholders a dissolution of the corporation or a revocation of a dissolution, or (v) amend the Bylaws of the corporation; and, unless the board resolution establishing the committee, a supplemental resolution of the board of directors, the Bylaws or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of Delaware.

      4.2   COMMITTEE MINUTES

      Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

      4.3   MEETINGS AND ACTION OF COMMITTEES

      Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these Bylaws, Section
3.5 (place of meetings and
meetings by telephone), Section 3.6 (regular meetings), Section 3.7 (special meetings and notice), Section 3.8 (quorum), Section 3.9 (waiver of notice), and
Section 3.11 (action without a meeting), with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the board of directors and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of the board of directors or by resolution of the committee, that special meetings of committees may also be called by resolution of the board of directors and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.

                                    ARTICLE V
                                    OFFICERS

      5.1   GENERAL MATTERS

      The officers of the corporation shall be a president, a secretary, and a chief financial officer. The corporation may also have, at the discretion of the board of directors, a chairman of the board, a chief executive officer, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers, and any such other officers as may be appointed in accordance with the provisions of Section 5.3 of these Bylaws. Any number of offices may be held by the same person.

      5.2   APPOINTMENT OF OFFICERS

      The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Sections 5.3 or 5.5 of these Bylaws, shall be appointed by the board of directors, subject to the rights, if any, of an officer under any contract of employment.

      5.3   SUBORDINATE OFFICERS

      The board of directors may appoint, or empower the chief executive officer or the president to appoint, such other officers and agents as the business of the corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the board of directors may from time to time determine. Officers appointed by the board of directors shall constitute executive officers of the corporation. Officers appointed by the president or chief executive officer shall be subordinate officers, unless otherwise specified by the board of directors.

      5.4   REMOVAL AND RESIGNATION OF OFFICERS

      Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the board of directors at any regular or special meeting of the board or, except in the case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors.

      Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

      5.5   VACANCIES IN OFFICES

      Any vacancy occurring in any office of the corporation shall be filled by the board of directors if such officer was appointed by the board of directors, or by such other person as appointed by the board of directors to fill such vacancy.

      5.6   CHAIRMAN OF THE BOARD

      The chairman of the board, if such an officer be elected, shall, if present, preside at meetings of the board of directors and exercise and perform such other powers and duties as may from time to time be assigned to him by the board of directors or as may be prescribed by these Bylaws. If there is no chief executive officer or president, then the chairman of the board shall also be the chief executive officer of the corporation and shall have the powers and duties prescribed in Section 5.7 of these Bylaws.

      5.7   CHIEF EXECUTIVE OFFICER

      Subject to such supervisory powers, if any, as may be given by the board of directors to the chairman of the board, if there be such an officer, the chief executive officer of the corporation shall, subject to the control of the board of directors, have general supervision, direction, and control of the business and the officers of the corporation. He shall preside at all meetings of the stockholders and, in the absence or nonexistence of a chairman of the board, at all meetings of the board of directors. He shall have the general powers and duties of management usually vested in the chief executive officer of a corporation and shall have such other powers and duties as may be prescribed by the board of directors or these Bylaws.

      5.8   PRESIDENT

      Subject to such supervisory powers, if any, as may be given by the board of directors to the chairman of the board or the chief executive officer, if there be such officers, the president shall have general supervision, direction, and control of the business and other officers of the corporation. He shall have the general powers and duties of management usually vested in the office of president of a corporation and shall have such other powers and duties as may be prescribed by the board of directors or these Bylaws.

      5.9   VICE PRESIDENTS

      In the absence or disability of the chief executive officer and president, the vice presidents, if any, in order of their rank as fixed by the board of directors or, if not ranked, a vice president designated by the board of directors, shall perform all the duties of the president and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president and chief executive officer. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors, these Bylaws, the president, chief executive officer or the chairman of the board.

      5.10  SECRETARY

      The secretary shall keep or cause to be kept, at the principal executive office of the corporation or such other place as the board of directors may direct, a book of minutes of all meetings and actions of directors, committees of directors, and stockholders. The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors' meetings or committee meetings, the number of shares present or represented at stockholders' meetings, and the proceedings thereof.

      The secretary shall keep, or cause to be kept, at the principal executive office of the corporation or at the office of the corporation's transfer agent or registrar, as determined by resolution of the board of directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

      The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the board of directors required to be given by law or by these Bylaws. He shall keep the seal of the corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the board of directors or by these Bylaws.

      5.11  CHIEF FINANCIAL OFFICER

      The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.

      The chief financial officer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the board of directors. He shall disburse the funds of the corporation as may be ordered by the board of directors, shall render to the chief executive officer, president and directors, whenever they request it, an account of all his transactions as chief financial officer and of the financial condition of the corporation, and shall have other powers and perform such other duties as may be prescribed by the board of directors or the Bylaws.

      5.12  REPRESENTATION OF SHARES OF OTHER CORPORATIONS

      The chairman of the board, any executive officer of this corporation, or any other person designated by the board of directors, shall be authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

      5.13  AUTHORITY AND DUTIES OF OFFICERS

      In addition to the foregoing authority and duties, all officers of the corporation shall respectively have such authority and perform such duties in the management of the business of the corporation as may be designated from time to time by the board of directors or the stockholders.

                                   ARTICLE VI
                                   INDEMNITY

      6.1   THIRD PARTY ACTIONS

      The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or that such director or officer is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture trust or other enterprise (collectively "Agent"), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

      6.2   ACTIONS BY OR IN THE RIGHT OF THE CORPORATION

      The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was an Agent (as defined in Section 6.1) against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

      6.3   SUCCESSFUL DEFENSE

      To the extent that an Agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 6.1 and 6.2, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

      6.4   DETERMINATION OF CONDUCT

      Any indemnification under Sections 6.1 and 6.2 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that the indemnification of the Agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 6.l and 6.2. Such determination shall be made (1) by the board of directors or the executive committee by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding or (2) or if such quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

      6.5   PAYMENT OF EXPENSES IN ADVANCE

      Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article VI.

      6.6   INDEMNITY NOT EXCLUSIVE

      The indemnification and advancement of expenses provided or granted pursuant to the other sections of this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

      6.7   INSURANCE INDEMNIFICATION

      The corporation shall have the power to purchase and maintain on behalf any person who is or was an Agent of the corporation, or is or was serving at the request of the corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article VI.

      6.8   THE CORPORATION

      For purposes of this Article VI, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors and officers, so that any person who is or was a director or Agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under and subject to the provisions of this Article VI (including, without limitation the provisions of Section 6.4) with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

      6.9   EMPLOYEE BENEFIT PLANS

      For purposes of this Article VI, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Article VI.

      6.10  INDEMNITY FUND

      Upon resolution passed by the board, the corporation may establish a trust or other designated account, grant a security interest or use other means (including, without limitation, a letter of credit), to ensure the payment of certain of its obligations arising under this Article VI and/or agreements which may be entered into between the company and its officers and directors from time to time.

      6.11  INDEMNIFICATION OF OTHER PERSONS

      The provisions of this Article VI shall not be deemed to preclude the indemnification of any person who is not an agent (as defined in Section 6.1), but whom the corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware or other-wise. The corporation may, in its sole discretion, indemnify an employee, trustee or other agent as permitted by the General Corporation Law of the State of Delaware. The corporation shall indemnify an employee, trustee or other agent where required by law.

      6.12  SAVINGS CLAUSE

      If this article or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each agent against expenses (including attorney's fees), judgments, fines and amounts paid in settlement with respect to any action, suit, proceeding or investigation, whether civil, criminal or administrative, and whether internal or external, including a grand jury proceeding and an action or suit brought by or in the right of the corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated, or by any other applicable law.

      6.13  CONTINUATION OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

      The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                   ARTICLE VII
                               RECORDS AND REPORTS

      7.1   MAINTENANCE AND INSPECTION OF RECORDS

      The corporation shall, either at its principal executive office or at such place or places as designated by the board of directors, keep a record of its stockholders listing their names and addresses and the number of class of shares held by each stockholder, a copy of these Bylaws as amended to date, accounting books, and other records.

      Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation's stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in Delaware or at its principal place of business.

      7.2   INSPECTION BY DIRECTORS

      Any director shall have the right to examine the corporation's stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to his position as a director. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The court may summarily order the corporation to permit the director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extracts therefrom. The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.

      7.3   ANNUAL STATEMENT TO STOCKHOLDERS

      The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

                                  ARTICLE VIII
                                 GENERAL MATTERS

      8.1   CHECKS

      From time to time, the board of directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.

      8.2   EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS

      The board of directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

      8.3   STOCK CERTIFICATES; PARTLY PAID SHARES

      The shares of a corporation shall be represented by certificates, provided that the board of directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertified shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the adoption of such a resolution by the board of directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the corporation by the chairman of or vice-chairman of the board of directors, or the secretary or an assistant secretary of such corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

      The corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, upon the books and records of the corporation in the case or uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

      8.4   SPECIAL DESIGNATION ON CERTIFICATES

      If the corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the General Corporation Law or Delaware, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock a statement that the corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

      8.5   LOST CERTIFICATES

      Except as provided in this Section 8.5, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and cancelled at the same time. The corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

      8.6   CONSTRUCTION; DEFINITIONS

      Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the General Corporation Law of Delaware shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person.

      8.7   DIVIDENDS

      The directors of the corporation, subject to any restrictions contained in
(i) the General Corporation Law of Delaware or (ii) the certificate of incorporation, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property, or in shares of the corporation's capital stock.

      The directors of the corporation may set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the corporation, and meeting contingencies.

      8.8   FISCAL YEAR

      The fiscal year of the corporation shall be fixed by resolution of the board of directors and may be changed by the board of directors.

      8.9   SEAL

      The corporation may adopt a corporate seal, which may be altered at pleasure, and may use the same by causing it or a facsimile thereof, to be impressed or affixed or in any other manner reproduced.

      8.10  TRANSFER OF STOCK

      Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction in its books.

      8.11  STOCK TRANSFER AGREEMENTS

      The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by the General Corporation Law of Delaware.

      8.12  REGISTERED STOCKHOLDERS

      The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments the person registered on its hooks as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

      8.13  NOTICES

      Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery, by mail, postage paid, or by facsimile transmission. Any such notice shall be addressed to such stockholder, director, officer, employee or agent at his last known address as it appears on the books of the corporation. The time when such notice shall be deemed received, if hand delivered, or dispatched, if sent by mail or facsimile, transmission, shall be the time of the giving of the notice.

                                   ARTICLE IX
                                   AMENDMENTS

      Any of these Bylaws may be altered, amended or repealed by the affirmative vote of a majority of the board of directors or, with respect to Bylaw amendments placed before the stockholders for approval and except as otherwise provided herein or required by law, by the affirmative vote of the holders of seventy-five percent of the shares of the corporation's stock entitled to vote in the election of directors, voting as one class.